Exhibit 99.1

  THE NASDAQ STOCK MARKET
  9600 BLACKWELL ROAD
  ROCKVILLE, MD 20850

By Electronic Delivery to: gbarringer@mexicanrestaurantsinc.com

December 26, 2006

Mr. Andrew J. Dennard
Executive Vice President and
 Chief Financial Officer
Mexican Restaurants, Inc.
1135 Edgebrook
Houston, TX 77034

   Re: Mexican Restaurants, Inc. (the "Company")
   Nasdaq Symbol: CASA

Dear Mr. Dennard:

On December 21, 2006, the Company notified Staff that due to the appointment of Mr. Lou Neeb as interim Chief Executive Officer the Company, effective December 15, 2006, the Company no longer complies with Nasdaq's audit committee requirements as set forth in Marketplace Rule 4350.

However, consistent with Marketplace Rule 4350(d)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

            • until the earlier of the Company's next annual shareholders' meeting or December 15, 2007; or
•	if the next annual shareholders' meeting is held before June 14, 2007, then the Company must evidence compliance no later than June 14, 2007.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.1 The Company must provide

1Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) ________ .

Mr. Andrew J. Dennard
December 26, 2006

a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination.2 For your convenience, we have enclosed a list of news services.3

In the event the Company does not make the required public announcement, trading in its securities will be halted.

Please be advised that Marketplace Rule 4803(a) does not relieve the Company of its disclosure obligation under the federal securities laws. In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days.4 Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

In addition, an indicator will be broadcast over Nasdaq's market data dissemination network noting the Company's non-compliance. The indicator will be displayed with quotation information related to the Company's securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on our website at www..nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please contact Jay Miller, Lead Analyst, at (301) 978-8042.

Sincerely,

/s/ Randy Genau

Randy Genau
Associate Director
Nasdaq Listing Qualifications

2 This notice should be provided to the attention of Nasdaq's MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8510, and to Nasdaq's Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.
3 The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.
4 See, SEC Release No. 34-49424.

DIRECTORY OF NEWS SERVICES
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